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EXHIBIT 23.0

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (SEC File Nos. 333-90259 and 333-65859) and Form S-8 (SEC File Nos. 333-65859, 333-56499, 333-53699, 333-42291 and 333-42285) of MCSi,
Inc. of our report dated March 28, 2002, relating to the consolidated financial statements of MCSi, Inc., which appear in this Form 10-K.

PricewaterhouseCoopers LLP
Cincinnati, Ohio
March 29, 2002